Exhibit 99.1

NEWS RELEASE

DuPont Announces Agreement to Divest Aramids Business to Arclin

•	Transaction structure maximizes shareholder value, enables participation in future upside potential of combined new entity

•	Divestiture further streamlines the new DuPont portfolio and improves its financial profile

WILMINGTON, Del., Aug. 29, 2025 – DuPont (NYSE: DD) today announced that Arclin, a portfolio company of an affiliate of TJC, L.P. (TJC), has reached a definitive agreement to acquire DuPont’s Aramids business (Kevlar® and Nomex®) in a transaction valuing the business at approximately $1.8 billion.

Arclin has received fully committed financing in connection with the transaction, which is expected to close in the first quarter of 2026, subject to customary closing conditions and regulatory approval.

At close, DuPont will receive pre-tax cash proceeds of approximately $1.2 billion, subject to customary transaction adjustments, a note receivable of $300 million, and a non-controlling common equity interest in the future Arclin company currently valued at $325 million, which is expected to represent an approximate 17.5% stake at the time of close.

“Today’s announcement is another important step in our continued optimization of the new DuPont portfolio,” said Lori Koch, DuPont Chief Executive Officer. “The Aramids transaction further enhances the strategic focus of our portfolio, while also increasing the growth and margin profile. The transaction is structured to maximize value for our shareholders by providing significant cash proceeds at close which will be re-deployed to further drive value creation, while also allowing DuPont shareholders to participate in Arclin’s growth potential through our retained equity interest,” continued Koch.

“We are excited to partner again with TJC given their successful track record of creating value through an operations-focused approach and are confident in their ability to drive growth and opportunity for the employees and customers of the combined businesses,” Koch concluded.

“The addition of Kevlar® and Nomex® to the Arclin portfolio presents a unique opportunity to transform our business with increased scale, broader global reach, and market-leading application development capabilities. The growth potential this acquisition presents will allow us to double down on our commitment to bringing impactful solutions and products to market, such as Arclin Firepoint, that protect what matters most,” said Bradley Bolduc, Arclin’s President and Chief Executive Officer. “We are excited about the endless opportunities ahead of us with these businesses in our portfolio.”

The Aramids business is the inventor and largest global producer of industry-leading high performance synthetic fibers that protect people, equipment and structures in high cost-of-failure applications. Aramids’ synthetic fibers, Kevlar® and Nomex®, are well-known brands globally with a longstanding reputation for quality, product performance and supply reliability. With about 1,900 employees and five manufacturing sites, the Aramids business generated net sales of $1.3 billion in 2024.

The Aramids divestiture will not impact DuPont’s intended separation of its electronics business (Qnity), which remains on track for a November 1, 2025 spin-off.

Centerview Partners and Goldman Sachs & Co. LLC and are serving as DuPont’s financial advisor and Skadden, Arps, Slate, Meagher & Flom LLP is serving as legal counsel. Piper Sandler & Company is serving as financial advisor and Kirkland & Ellis LLP is serving as legal counsel to TJC/Arclin.

About Arclin

Arclin is a leading materials science company and manufacturer of polymer technologies, engineered products and specialized materials for the construction, agriculture, transportation infrastructure, weather & fire protection, pharmaceutical, nutrition, electronics, design, and other industries. Headquartered in Alpharetta, Georgia, Arclin has offices and manufacturing facilities throughout the U.S., Canada, and U.K. and manufactures for customers worldwide. For more information, visit www.arclin.com.

About TJC

TJC, L.P., formerly known as The Jordan Company, has worked for more than 40 years with CEOs, founders and entrepreneurs across a range of industries including Diversified Industrials, Industrial Technology, Consumer & Healthcare, Logistics & Supply Chain and Technology & Infrastructure. With $33.2 billion of assets under management as of June 30, 2025, TJC is managed by a senior leadership team that has invested together for over 23 years on over 85 investments. TJC has offices in New York, Chicago, Miami and Stamford. For more information, please visit www.tjclp.com.

About DuPont

DuPont (NYSE: DD) is a global innovation leader with technology-based materials and solutions that help transform industries and everyday life. Our employees apply diverse science and expertise to help customers advance their best ideas and deliver essential innovations in key markets including electronics, transportation, construction, water, healthcare and worker safety. More information about the company, its businesses and solutions can be found at www.dupont.com. Investors can access information included on the Investor Relations section of the website at investors.dupont.com.

For further information:

DuPont Investors:	Media:

Ann Giancristoforo	Dan Turner
ann.giancristoforo@dupont.com	daniel.a.turner@dupont.com
+1 989-294-5890	+1 302-299-7628

Ed Barna
edward.r.barna@dupont.com
+1 302-596-6050

DuPontTM and all products, unless otherwise noted, denoted with TM, SM or ® are trademarks, service marks or registered trademarks of affiliates of DuPont de Nemours, Inc.

Cautionary Statement Regarding Forward-Looking Statements

This communication contains “forward-looking statements” within the meaning of the federal securities laws, including Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. In this context, forward-looking statements often address expected future business and financial performance and financial condition, and often contain words such as “expect,” “anticipate,” “intend,” “plan,” “believe,” “seek,” “see,” “will,” “would,” “target, “outlook,” “stabilization,” “confident,” “preliminary,” “initial,” and similar expressions and variations or negatives of these words. All statements, other than statements of historical fact, are forward-looking statements, including statements regarding outlook, expectations and guidance, including with respect to the potential impact of tariffs and discussion of trade sensitivity and macroeconomic uncertainties. Forward-looking statements address matters that are, to varying degrees, uncertain and subject to risks, uncertainties, and assumptions, many of which that are beyond DuPont’s control, that could cause actual results to differ materially from those expressed in any forward-looking statements.

Forward-looking statements are not guarantees of future results. Some of the important factors that could cause DuPont’s actual results to differ materially from those projected in any such forward-looking statements include, but are not limited to: (i) the ability of DuPont to effect the Intended Electronics Separation and to meet the conditions related thereto; (ii) the possibility that the Intended Electronics Separation will not be completed within the anticipated time period or at all; (iii) the possibility that the Intended Electronics Separation will not achieve its intended benefits; (iv) the impact of Intended Electronics Separation on DuPont’s businesses and the risk that the separation may be more difficult, time-consuming or costly than expected, including the impact on DuPont’s resources, systems, procedures and controls, diversion of management’s attention and the impact and possible disruption of existing relationships with customers, suppliers, employees and other business counterparties; (v) the possibility of disruption, including disputes, litigation or unanticipated costs, in connection with the Intended Electronics Separation; (vi) the uncertainty of the expected financial performance of DuPont or the separated company following completion of the Intended Electronics Separation; (vii) negative effects of the announcement or pendency of the Intended Electronics Separation on the market price of DuPont’s securities and/or on the financial performance of DuPont; (viii) the ability to achieve anticipated capital structures in connection with Intended Electronics Separation, including the future availability of credit and factors that may affect such availability; (ix) the ability to achieve anticipated credit ratings in connection with the Intended Electronics Separation; (x) the ability to achieve anticipated tax treatments in connection with the Intended Electronics Separation and completed and future, if any, divestitures, mergers, acquisitions and other portfolio changes and the impact of changes in relevant tax and other laws; (xi) the ability to timely effect, if at all, the Aramids divestiture to Arclin, a TJC LP company, and the impact of the Aramids divestiture and ownership of a minority interest, estimated to be 17.5%, in the future Arclin company on DuPont’s results of operations; (xii) risks and costs related to each of the parties respective performance under and the impact of the arrangement to share future eligible PFAS costs by and among DuPont, Corteva and Chemours, including the outcome of any pending or future litigation related to PFAS or PFOA, including personal injury claims and natural resource damages claims; the extent and cost of ongoing remediation obligations and potential future remediation obligations; and changes in laws and regulations applicable to PFAS chemicals; (xiii) indemnification of certain legacy liabilities; (xiv) the failure to realize expected benefits and effectively manage and achieve anticipated synergies and operational efficiencies in connection with the Intended Electronics Separation and completed and future, if any, divestitures, mergers, acquisitions, and other portfolio management, productivity and infrastructure actions; (xv) the risks and uncertainties, including increased costs and the ability to obtain raw materials and meet customer needs from, among other events, pandemics and responsive actions; (xvi) adverse changes in worldwide economic, political, regulatory, international trade, geopolitical, capital markets and other external conditions; and other factors beyond DuPont’s control, including inflation, recession, military conflicts, natural and other disasters or weather-related events, that impact the operations of DuPont, its customers and/or its suppliers; (xvii) the ability to offset increases in cost of inputs, including raw materials, energy and logistics; (xviii) the risks associated with continuing or expanding trade disputes or restrictions and responsive actions, new or increased tariffs or export controls including on exports to China of U.S.-regulated products and technology, and the significant uncertainties related thereto; (xix) the risks, including ability to achieve, and costs associated with DuPont’s sustainability strategy, including the actual conduct of DuPont’s activities and results thereof, and the development, implementation, achievement or continuation of any goal, program, policy or initiative discussed or expected; (xx) other risks to DuPont’s business and operations, including the risk of impairment; and (xxi) other risk factors discussed in DuPont’s most recent annual report and subsequent current and periodic reports filed with the U.S. Securities and Exchange Commission. Unlisted factors may present significant additional obstacles to the realization of forward-looking statements. Consequences of material differences in results as compared with those anticipated in the forward-looking statements could include, among other things, business or supply chain disruption, operational problems, financial loss, legal liability to third parties and similar risks, any of which could have a material adverse effect on DuPont’s consolidated financial condition, results of operations, credit rating or liquidity. You should not place undue reliance on forward-looking statements, which speak only as of the date they are made. DuPont assumes no obligation to publicly provide revisions or updates to any forward-looking statements whether as a result of new information, future developments or otherwise, should circumstances change, except as otherwise required by securities and other applicable laws.

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